Exhibit 99.1

COMMUNITY CAPITAL CORPORATION	NEWS RELEASE

For Further Information:

R. Wesley Brewer, Executive Vice President/CFO

864-941-8290 or email: wbrewer@capitalbanksc.com

Lee Lee M. Lee, Controller/VP of Investor Relations

864-941-8242 or email: llee@capitalbanksc.com

August 14, 2009

FOR IMMEDIATE RELEASE

COMMUNITY CAPITAL CORPORATION ANNOUNCES

$20 MILLION RIGHTS OFFERING

Greenwood, SC - Community Capital Corporation (NASDAQ: CPBK) today announced that it is planning to commence a $20 million rights offering of common stock to its shareholders to improve its capital and liquidity position.

Community Capital Corporation will be distributing non-transferable rights to subscribe for and purchase up to 7,272,727 shares of its common stock to common shareholders of record as of 5:00 p.m., local time, August 7, 2009 (the “Record Date”). Shareholders will be able to exercise their rights to purchase shares in the offering until 5:00 p.m., local time, on September 21, 2009. In the offering, each common shareholder will receive a right to purchase 1.603 shares of common stock, at a subscription price of $2.75 per share, for each share owned on the Record Date. Shareholders who exercise their basic subscription right will also be able to exercise an over subscription privilege.

In conjunction with the rights offering, Community Capital Corporation may enter into standby purchase agreements with additional investors, pursuant to which these investors would agree to support the rights offering by agreeing to purchase shares of common stock that are not purchased in the rights offering.

Community Capital Corporation intends to use the proceeds of the rights offering to capitalize its subsidiary, CapitalBank, and for other general corporate purposes.

A copy of the prospectus and additional materials relating to the rights offering are expected to be mailed on or about August 17, 2009 to common shareholders of Community Capital Corporation as of the Record Date. Common shareholders may also obtain a copy of the prospectus and additional materials by contacting Community Capital Corporation, 1402-C Highway 72 West, Greenwood, South Carolina 29649, telephone (864) 941-8242 or by email at llee@capitalbanksc.com.

About Community Capital Corporation

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group.

Advisory Note Regarding Forward-Looking Statements

Some of our statements contained in this news release are “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “intend,” “expect,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to, the following: our ability to raise capital pursuant to the rights offering; our ability to negotiate and enter into standby purchase agreements with potential standby purchasers; the challenges, costs and complications associated with the continued development of our branches; the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond the control of us; our dependence on senior management; competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); changes in deposit rates, the net interest margin, and funding sources; inflation, interest rate, and market fluctuations; risks inherent in making loans including repayment risks and value of collateral; the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; fluctuations in consumer spending and saving habits; the demand for our products and services; technological changes; the challenges and uncertainties in the implementation of our expansion and development strategies; the ability to increase market share; the adequacy of expense projections and estimates of impairment loss; the impact of changes in accounting policies by the Securities and Exchange Commission; unanticipated regulatory or judicial proceedings; the potential negative effects of future legislation affecting financial institutions (including without limitation laws concerning taxes, banking, securities, and insurance); the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; the impact on our business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; other factors described in this news release and in other reports filed by Community Capital Corporation with the Securities and Exchange Commission; and our success at managing the risks involved in the foregoing.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Advisory Note. Our actual results may differ significantly from those we discuss in these forward-looking statements. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, please read Community Capital Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. Any forward-looking statement speaks only as of the date which such statement was made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.